EXHIBIT 10.1

WAIVER OF CERTAIN CLOSING CONDITIONS

Dated: August 17, 2017

Reference in this waiver letter (this “Waiver”) is hereby made to the Securities Purchase Agreement by and among Bison Capital Partners V, L.P., General Finance Corporation, GFN U.S. Australasia Holdings, Inc., GFN Asia Pacific Holdings Pty Ltd.., and GFN Asia Pacific Finance Pty Ltd., dated as of July 13, 2017 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined in this Waiver shall have the meanings ascribed to them in the Purchase Agreement.

In accordance with Section 15.1 of the Purchase Agreement, Purchaser hereby:

1.
waives as a condition to its obligation to consummate the transactions contemplated by the Purchase Agreement, the requirement in Section 7.18 of the Purchase Agreement that the condition in Section 9.8(a) of the Bidder’s Statement must have been fulfilled or waived at the end of the Offer Period (as defined in the Bidder’s Statement).

2.
waives as a condition to its obligation to consummate the transactions contemplated by the Purchase Agreement, the requirement in Section 7.19(e) of the Purchase Agreement (but, to be clear, not any other requirement of Section 7.19) such that it reads, after the effectiveness of this Waiver, as follows:

“(e) At the earliest possible time permitted under the terms of the takeover bid set out in the Bidder’s Statement, Holdings must have entered into one or more CHESS Agreements relating to all of the Capital Stock (together with undated stock transfer forms executed in blank) of Royal Wolf Holdings acquired or to be acquired pursuant to the takeover bid set out in the Bidder’s Statement.”

Except as specifically set forth in this Waiver, the Purchase Agreement Agreement shall remain in full force and effect and this Waiver shall not be deemed to constitute a waiver or modification of any other representation, warranty, condition or covenant contained in the Purchase Agreement.

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year first above written.

"PURCHASER"
BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:          /s/ Douglas B. Trussler
Name:    Douglas B. Trussler
Title:      Managing Member

"GFN" GENERAL FINANCE CORPORATION By: /s/ Ronald V. Valenta Name: Ronald F. Valenta Title: Chief Executive Officer

"GFN (US)" GFN U.S. AUSTRALASIA HOLDINGS, INC. By: /s/ Charles E. Barrantes Name: Charles E. Barrantes Title: Chief Financial Officer

"COMPANY" OR “HOLDINGS” GFN ASIA PACIFIC HOLDINGS PTY LTD. By: /s/ Charles E. Barrantes Name: Charles E. Barrantes Title: Director

“FINANCE” GFN ASIA PACIFIC FINANCE PTY LTD. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Director

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